UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Tribune Publishing Company

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Annex to Tribune Publishing Company Email to All Employees, dated February 16, 2021

Dear Colleagues,

I would like to update you regarding an important announcement about Tribune Publishing.

This afternoon we announced an agreement to be acquired by Alden Global Capital, Tribune’s largest shareholder. In addition to the acquisition of Tribune, Alden has signed a non-binding term sheet to sell Baltimore Sun Media Group to the public charity Sunlight for All Institute. The release announcing these changes is attached.

Alden has been an investor in Tribune since November 2019 and in December 2020 submitted a proposal to purchase the rest of Tribune. In response to that proposal, Tribune’s Board of Directors formed a special committee composed of three independent Board members unaffiliated with Alden. With the help of financial and legal advisors, the special committee spent the last two months thoroughly evaluating Alden’s proposal and potential alternatives, and ultimately concluded that the acquisition was in the best interest of the company’s shareholders.

Today’s announcement is the first step of a process that will take several months. The transaction is expected to close in the second quarter of 2021 and is subject to regulatory review, the approval of holders of two-thirds of Tribune common stock not owned by Alden, and other customary closing conditions. Upon completion of the transaction Tribune will become a privately held company, and its common stock will no longer be listed on any public market. We will remain focused on our journalistic mission throughout this process and I will be working closely with the Alden team to ensure a smooth transition across the organization.

Quality journalism has been Tribune’s driving principal throughout its history and will continue to drive our business well into the future. The actions we have taken to drive digital growth and invest in high-quality content allow our newsrooms, our sales teams and all of our employees across the organization to deliver essential journalism and marketing solutions to the communities we serve.

The leadership team and I thank you for your continued dedication to our communities, our readers, our customers and to Tribune.

We will be hosting a town hall to discuss the announcement and answer your questions. We will follow up with an invite.

Best,

Terry Jimenez

Chief Executive Officer

Tribune Publishing

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed transaction between Tribune Publishing Company (“Tribune”) and Tribune Enterprises, LLC (“Acquiror”). In connection with this proposed transaction, Tribune will file one or more proxy statements or other documents with the Securities and Exchange Commission (the “SEC”). In addition, Tribune and certain other participants in the proposed transaction will prepare and file a Schedule 13E-3 transaction statement that will include the proxy statement and may file or furnish other documents with the SEC regarding the proposed transaction. This communication is not a substitute for any proxy statement, the Schedule 13E-3 transaction statement or other document Tribune and certain other participants may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TRIBUNE ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 TRANSACTION STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Tribune as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Tribune through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Tribune will be available free of charge on Tribune’s internet website at https://investor.tribpub.com or by contacting Tribune’s primary investor relation’s contact by email at abullis@tribpub.com or by phone at 312-222-2102.

Participants in Solicitation

Tribune, Acquiror, their respective directors and certain of their respective executive officers may, under SEC rules, be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the proposed transaction when it is filed with the SEC. Information about the directors and executive officers of Tribune is set forth in its Annual Report on Form 10-K for the fiscal year ended December 29, 2019, which was filed with the SEC on March 11, 2020, its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 7, 2020, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement, the Schedule 13E-3 transaction statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This communication includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements involve many risks and uncertainties about Tribune and Acquiror that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, failure to obtain the required vote of Tribune’s stockholders; the timing to consummate the proposed transaction; the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Tribune; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Tribune to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers. These forward-looking statements speak only as of the date of this communication, and Tribune expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Tribune’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Tribune, including the most recent Forms 10-K and 10-Q as well as the Schedule 13E-3 transaction statement and proxy statement to be filed in connection with the proposed transaction for additional information about Tribune and about the risks and uncertainties related to the business of Tribune which may affect the statements made in this presentation.